Exhibit 4.9

FORM OF CLASS B WARRANT CERTIFICATE

COMMON STOCK PURCHASE CLASS B WARRANTS

VITACUBE SYSTEMS HOLDINGS, INC.

EXERCISABLE ON OR BEFORE
5:00 P.M., MOUNTAIN TIME,                        , 200

No.	Class B Warrants
CUSIP

        THIS IS TO CERTIFY THAT

or registered assigns, is the owner of the number of Class B warrants (the "Warrant" or "Warrants") set forth above. Each Warrant (subject to adjustments as hereinafter referred to) entitles the holder hereof to purchase at any time until 5:00 p.m. Mountain Time on                        , 200  one fully paid and non-assessable share of common stock (the "Common Stock") of Vitacube Systems Holdings, Inc., a Nevada corporation (the "Company") (such shares of Common Stock being hereinafter referred to as the "Shares" or a "Share"), upon payment of the warrant price (as hereinafter described), provided, however, that under certain conditions set forth in the Warrant Agreement hereinafter mentioned the number of Shares purchased upon the exercise of a Warrant may be increased or reduced and the warrant price may be adjusted. Subject to adjustment as aforesaid, the warrant price per Share (hereinafter called the "Warrant Price") shall be $            per Share. As provided in said Warrant Agreement the Warrant Price is payable upon the exercise of the Warrant, either in cash or by certified check payable to the order of the Company.

        Under certain conditions set forth in the Warrant Agreement, this Warrant may be called for redemption on or after            , 200  , at a redemption price of $0.01 per Warrant (subject to adjustment consistent with the provisions of Section 9 of the Warrant Agreement) upon written notice of not less than 30 days.

        Upon the exercise of this Warrant, the form of election to purchase must be properly completed and executed. In the event that this Warrant is exercised in respect of less than all of such Shares, a new Warrant for the remaining number of Shares will be issued on such surrender.

        This Warrant is issued under and the rights represented hereby are subject to the terms and provisions contained in a Public Warrant Agreement (the "Warrant Agreement"), dated as of             , 2004, among the Company, Corporate Stock Transfer, Inc., as Warrant Agent (the "Warrant Agent") and The Shemano Group, Inc., as the Underwriter (the "Underwriter"), all terms and provisions of which the registered holder of this Warrant, by acceptance hereof, assents to. Reference is hereby made to said Warrant Agreement for a more complete statement of the rights and limitations of rights of the registered holders hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Company hereunder. Copies of said Warrant Agreement are on file at the office of the Warrant Agent.

        The Company shall not be required upon the exercise of this Warrant to issue fractions of Shares, but shall make adjustments therefor in cash on the basis of the then current market value of any fractional interest as provided in the Warrant Agreement.

        This Warrant is transferable at the office of the Warrant Agent (or of its successor as Warrant Agent) by the registered holder hereof in person or by attorney duly authorized in writing, but only in this manner and subject to the limitations provided in the Warrant Agreement and upon surrender of this Warrant and the payment of any transfer taxes. Upon any such transfer, a new Warrant, or Warrants of different denominations, of this tenor and representing in the aggregate the right to purchase a like number of Shares will be issued to the transferee in exchange for this Warrant.

        If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other securities purchasable upon exercise of the Warrants are closed for any purpose, the Company shall not be required to make delivery of certificates for the securities purchased upon such exercise until the date of the reopening of said transfer books.

        The holder of this Warrant shall not be entitled to any of the rights of a shareholder of the Company prior to the exercise hereof.

        This Warrant shall not be valid unless countersigned by the Warrant Agent.

        Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

DATED:
[SIGNATURE]	[CORPORATE SEAL]	[SIGNATURE]

VITACUBE SYSTEMS HOLDINGS, INC.

ELECTION TO PURCHASE

        To Be Executed by the Registered Holder In Order to Exercise Class B Warrants

To:
VITACUBE SYSTEMS HOLDINGS, INC.

c/o:
Corporate Stock Transfer, Inc.
3200 Cherry Creek Drive South, Suite 430
Denver, Colorado 80209

        The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Class B Warrant(s) for and to purchase thereunder,                         shares of Common Stock provided for therein and tenders herewith payment of the purchase price in full to the order of the Company and requests that certificates for such shares shall be issued in the name of

(Please Print or Typewrite)	PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
and be delivered to

(Name)
at

(Street Address) (City)	(State) (Zip Code)

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Class B Warrant for the balance remaining of the shares purchasable under the within Class B Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:	Signature:
Note: the above signature must correspond with the name as written upon the face of this Class A Warrant or with the name of the assignee appearing in the assignment from below in every particular without alteration or enlargement or any change whatever.
	Name:	(Please Print or Typewrite)
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
	Address:	(Street)
(City) (State) (Zip Code)
*Signature Guaranteed:

ASSIGNMENT

For value received:                        hereby sell, assign and transfer unto

(Please Print or Typewrite Name of Assignee)	PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(Street Address) (City)	(State) (Zip Code)

(                        ) Class B Warrants represented by the within Class B Warrant Certificate, together with all right, title and interest therein, and do hereby irrevocably constitute and appoint                        attorney to transfer said Class B Warrant on the books of the within named Company, with full power of substitution in the premises, whatever.

Dated:	Signature:
Note: the above signature must correspond with the name as written upon the face of this Class B Warrant or with the name of the assignee appearing in the assignment from below in every particular without alteration or enlargement or any change whatever.
	Name:	(Please Print or Typewrite)
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
*Signature Guaranteed:

* In case of assignment or if the Common Stock issued upon exercise is to be registered in the name of a person other than the holder, the holder's signature must be guaranteed by a commercial bank, trust company or an NASD member firm.